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                                                                    EXHIBIT 99.2
                              [FORM OF PROXY CARD]
REVOCABLE PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                          OF FIRST CHARTER CORPORATION
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of First Charter Corporation, a North Carolina corporation ("First Charter"), hereby
constitutes and appoints             ,             and             , and each
or either of them, severally as attorneys and proxies for the undersigned, with full power of substitution, for and on behalf of the undersigned to act and to vote as indicated on the reverse, according to the number of shares of First
Charter's Common Stock held of record by the undersigned on             , 1995
and as fully as the undersigned would be entitled to act and vote if personally present at the Special Meeting of Shareholders to be held at Cabarrus Country
Club on             , December   , 1995,    p.m. (local time) or at any
adjournments or postponements thereof. Said proxies are directed to vote as instructed on the matters set forth on the reverse side of this card and otherwise at their discretion.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE
VOTED FOR PROPOSAL 1 ON THE REVERSE SIDE OF THIS CARD. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN THEIR DISCRETION. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF FIRST CHARTER CORPORATION A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING
AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.
  (PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS CARD AND MAIL IT IN THE
                           ENCLOSED RETURN ENVELOPE.)

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                          [REVERSE SIDE OF PROXY CARD]
     1. Proposal to approve the Agreement and Plan of Merger dated September 13, 1995 between First Charter Corporation and Bank of Union and the transactions contemplated thereby, which include, among other things (i) the merger of an interim state banking subsidiary of First Charter Corporation with and into Bank of Union (the "Merger"), and (ii) the issuance of 0.75 shares of common stock, $5 par value, of First Charter Corporation for each outstanding share of common stock, $1.25 par value, of Bank of Union upon consummation of the Merger, all as more fully described in the accompanying Joint Proxy Statement-Prospectus.
        FOR [ ]                AGAINST [ ]               ABSTAIN [ ]
     2. To vote the shares of First Charter Corporation Common Stock represented by this appointment of proxy upon such other matters as may properly come before the Special Meeting and any adjournments thereby in their discretion.
                                         By signing this proxy, the undersigned
                                         hereby acknowledges receipt of the
                                         Notice of Special Meeting, dated
                                                  , 1995, and the accompanying
                                         Joint Proxy Statement-Prospectus.
                                         Signature of Shareholder
                                         Signature of Shareholder (if held
                                         jointly)
                                         Please sign exactly as your name
                                         appears on your stock certificate and
                                         fill in the date. If your shares are
                                         held jointly, all joint owners must
                                         sign. If you are signing as a executor,
                                         administrator, trustee, guardian,
                                         custodian or corporate officer, please
                                         give your full title as such.
Dated: